Exhibit 99.2

Direct Digital Holdings, Inc. NasdaqCM:DRCT
Earnings Call
Thursday, November 6, 2025 10:00 PM GMT
CALL PARTICIPANTS    2
PRESENTATION    3
QUESTION AND ANSWER    6

DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025
Call Participants
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EXECUTIVES

Diana P. Diaz
Corporate Secretary & CFO

Mark D. Walker
CEO, Co-Founder & Chairman

Walter Frank ANALYSTS
Daniel Louis Kurnos
The Benchmark Company, LLC, Research Division

Michael A. Kupinski NOBLE Capital Markets, Inc., Research Division

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

Presentation
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Operator
Thank you for standing by. My name is Kayla, and I will be your conference operator today. At this time, I'd like to welcome everyone to the Direct Digital Holdings Third Quarter 2025 Earnings Call. [Operator Instructions] I would now like to turn the call over to Walter Frank, Investor Relations. You may begin.
Walter Frank
Thank you. Good afternoon, everyone, and welcome to Direct Digital Holdings Third Quarter 2025 Earnings Conference Call. On today's call are Direct Digital Holdings Chairman and Chief Executive Officer, Mark Walker; and Chief Financial Officer, Diana Diaz. Information discussed today is qualified in its entirety with the Form 8-K and accompanying earnings release which has been filed today by Direct Digital Holdings, which may be accessed at the SEC's website and the company's website. Today's call is also being webcast, and a replay will be posted to Direct Digital's Investor Relations website.
Immediately following the speaker's presentation, there will be a question-and-answer session. Please note that the statements made during the call, including financial projections or other statements that are not historical in nature, may constitute forward-looking statements. These statements are made on the basis of Direct Digital's views and assumptions regarding future events and business performance at the time they are made. We do not undertake any obligation to update these statements. Forward-looking statements are subject to risks, which could cause Direct Digital's actual results to differ from its historical results and forecasts, including those risks set forth in Direct Digital's filings at the SEC, and you should refer to those for more information. This cautionary statement applies to all forward-looking statements made during this call.
During this call, Direct Digital will be referring to non-GAAP financial measures. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles. Reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the earnings release that Direct Digital filed in its Form 8-K today. I will now hand the call over to Mark Walker, Chief Executive Officer. Please go ahead, Mark.
Mark D. Walker
CEO, Co-Founder & Chairman
Thanks, Walter, and thank you to everyone joining our call this evening. I'll start by reviewing some of the highlights of our operations and financial results during the third quarter before turning the call over to our CFO, Diana Diaz, for a more detailed look at our financial results. We'll conclude by opening the call for a brief Q&A. We saw another period of encouraging growth in our buy-side segment during the quarter, with buy-side revenue increasing 7% to $7.3 million, which represented the majority of our consolidated revenue. Subsequent to the close of the quarter, we announced the first of its kind partnership between Orange 142, our buy-side subsidiary and ReachTV, an award-winning streaming network for live sports and lifestyle content reaching over 50 million travelers per month. This partnership combines the data-driven scale of ReachTV's travel media networks with Orange 142's media planning, buying and performance marketing expertise. Providing our buy-side business with new inventory and valuable data targeting segments.
Together, we're simplifying how brands reach the connected traveler through a scalable model that unites data, content and context to drive measurable results for travel and tourism marketers. During the third quarter, our sell-side revenue was negatively impacted by lower-than-anticipated impression inventory and engagement levels as we continue working to rebuild publisher relationships and onboard new customers.
However, we're taking a differentiated approach to this rebuild, one that leverages our unique position as one of the few companies operating at scale on both sides of the programmatic ecosystem. We're developing integrated solutions that combine our supply-side platform technology capabilities with Orange 142's demand-side marketing expertise, creating a full stack offering for clients.

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

This dual approach can deliver tangible cost savings to customers by streamlining the programmatic supply chain while also allowing us to capture incremental margin that wouldn't be possible with the single-sided model. We're currently in alpha testing with select clients generating revenue, which fueled our quarter-over-quarter increase in buy-side revenue and early feedback has been positive. We believe this strategy positions us to grow company revenue in a more sustainable and profitable way. As many of you already know, over the last year, we faced considerable external challenges related to our sell-side business, Colossus SSP that resulted in the restructuring of teams and rethinking how we operate.
A silver lining of this is that it accelerated our adoption of AI for the sell side of our business. Today, we're leveraging AI to drive innovation and agility to better position ourselves to win new opportunities. And though we're still in the very early stages, we're already seeing some encouraging results. Our overall feature set grew by nearly 40% this year, driven by the creation of 10-plus new AI modules that support both internal operations and clients. What once took months can now happen in days, projects that previously required 8 to 9 engineers and nearly a year to build now take a few weeks or less to reach testing.
We've achieved hundreds of thousands in annual savings through automation and streamlined infrastructure. These efficiencies allow us to reinvest more into innovation and client value. These results are driven by our phased approach to building smarter technology. Using AI and real-time analytics, we've optimized how ad requests flow through Colossus. Now we're taking that optimization a step further, moving it to the edge of our infrastructure where requests first enter the system. This shift allows us to eliminate nonperforming traffic before it even reaches our servers, dramatically improving efficiency and reducing costs.
Building on these breakthroughs, we're preparing a new suite of AI tools that will empower our existing clients in ways that weren't possible before while supporting new customers. These are just the first steps in our AI journey, and they've already shaped -- reshaped what's possible for our company. AI now touches every part of how we operate from development and analytics to decision-making and optimization.
Finally, we continue to drive improved operational efficiencies and cost savings. Year-to-date in 2025, we've delivered total reduced operating expenses by $5.4 million or an approximately 20% decrease in expenses compared to the first 9 months of 2024. So we're seeing meaningful progress [Technical
Difficulty] we recognize that this has been a challenging period for our business and our shareholders, and we remain steadfast in our stated goals and strategy to rebuild and grow our business back to the strong year-over-year revenue growth that we drove consistently from 2018 through 2023 prior to the short attack. I will now hand the call over to Diana Diaz, our CFO, who will walk through some of the financial highlights in further detail.
Diana P. Diaz
Corporate Secretary & CFO
Thank you, Mark, and good evening, everyone. I'll now provide a review of our third quarter results. Consolidated revenue in the third quarter of 2025 was $8 million compared to revenue of $9.1 million in the third quarter of 2024. Sell-side revenue was $600,000 in the third quarter compared with $2.2 million in the third quarter of 2024. The decrease in sell-side advertising revenue was primarily related to a decrease in impression inventory when compared to the third quarter of 2024. Buy-side revenue increased approximately 7% to $7.3 million compared to buy-side revenue of $6.8 million in the third quarter of 2024.
Gross margin for the third quarter of 2025 was 28% compared with 39% in the third quarter of 2024. Operating expenses in the third quarter of 2025 were $6.1 million, a decrease of 25% or just over $1 million compared with $7.2 million in the same period of last year. The reduction is primarily related to a decrease in general and administrative costs. Expense reduction is a key strategic initiative for Direct Digital, and we're pleased with the progress that we've made so far. Our long-term goal is to efficiently minimize our cost structure while simultaneously driving growth across our business. Total operating loss for the third quarter was $3.9 million compared to a loss of $3.7 million in the same period of last year.

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

Net loss in the third quarter improved to $5 million or $0.24 per share compared to a net loss of $6.4 million or a loss of $0.71 per share in the third quarter of 2024. Adjusted EBITDA for the third quarter was a loss of $3 million, essentially consistent with the adjusted EBITDA loss of $2.9 million in the prior year period. Now turning to the balance sheet. We ended the quarter with cash and cash equivalents of
$900,000 compared to $1.4 million as of December 31, 2024. Total cash plus accounts receivable balances as of September 30, 2025, was $4.5 million compared to $6.4 million at the end of 2024.
We remain focused on strengthening our capital structure through multiple financing pathways. During the third quarter, we successfully converted $25 million of existing debt into Series A convertible preferred stock, substantially improving our shareholders' equity position and enhancing our financial flexibility.
This momentum continued after quarter end with an additional $10 million debt-to-equity conversion completed on October 14, 2025.
We've also enhanced our capital access by expanding our equity line of credit facility to $100 million, a
$50 million share increase in late October. Since the program's November 2024 inception, we've raised
$8.9 million through this facility and the expansion provides meaningful additional financing capacity to support our strategic objectives. Now I'd like to turn it back over to Mark for some closing comments.
Mark D. Walker
CEO, Co-Founder & Chairman
Thank you, Diana, and thank you to everyone for joining. We appreciate your interest in Direct Digital Holdings, and we would like to now open the call for questions. Operator, please open the line.

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

Question and Answer
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Operator
[Operator Instructions] Our first question comes from the line of Dan Kurnos with Benchmark Company.
Daniel Louis Kurnos
The Benchmark Company, LLC, Research Division
Mark, obviously, not the sell-side result you were looking for. We had talked about direct integration. There's a lot of noise in DSP [ land ] right now with Trade Desk basically prioritizing OpenPath, and they're obviously a big DSP partner could be. Do you think Amazon is making a bunch of noise? How do we think about your willingness to kind of pursue the historical business model in direct connect and drive volume from the DSP universe through Colossus. And then subsequently, you talked about this platform approach. Obviously, Orange 142 linking up and keeping everything sort of in the ecosystem makes a lot of sense, but you have to be able to drive both advertiser demand and publisher access and inventory to make the ecosystem grow. So just help us get a little bit more clarity on the thought process there.
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. No, good question, Dan. So we see it as a combination of both. So we think the traditional business model of working directly with DSPs, we still see that as a viable path. We think that some of the Tier 2 DSP partners that are out there are still interested in partnering. And then some of the Tier 1s are still interested in partnering and see that as a viable option. However, for the company and the way that we're viewing our go-forward strategy, more of the ecosystem platform play, we're making more investments going down that path. And that's where we have already started testing and starting to see favorable results and favorable feedback from our clients and doing some level of cost savings that we're able to provide to them. So we think that, that it's going to be for us, multiple revenue streams into the SSP for the go forward, and we're looking for more opportunities and exploring different ways to continue to drive revenue through the SSP that we actually have autonomy to control.
Daniel Louis Kurnos
The Benchmark Company, LLC, Research Division
And do you have the -- on the -- from the buy-side perspective, we've talked about category expansion, vertical expansion. As you kind of go through this platform approach evolution, it change your go-to-market? Does it change your ability to reach out to the buy side and suggest, hey, you can get better SPO, you can get better yields, you can get better return, ROAS effectively for the buy side anyway by running this platform approach? And how receptive have advertisers been to the new go-to-market?
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. So far, the advertisers have been -- the ones that we're in alpha testing with have been pretty favorable with that approach. And then the test that we've run, they've seen the benefit from a performance perspective and also from a ROAS perspective. So the way that we're viewing it, we've -- it's one side of our business that we've been very strong on, and that is really the revenue generation side for our buy-side business. And so we're going to continue to push towards that where we see the top of the funnel to run more dollars in revenue to the bottom of the funnel. And then for us, maintaining the publisher relationships is important. So we're continuing to focus on that as well.
Daniel Louis Kurnos
The Benchmark Company, LLC, Research Division
And just any color -- additional color you can give us on the Orange 142 and ReachTV partnership. You flagged it. I think it's interesting. It's kind of an adjacent into travel, which you guys already have some tourism there. So I don't know if you would consider that sort of an add-on to where you already are or

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

if we should be looking for more of these kinds of partnerships in the future where you guys get creative with your platform?
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. The ReachTV partnership, we view that as being strategic in nature. We have roughly about [ 70 ] partners that are in the DMO advertising space. And so having a ReachTV with the data platform that they have and also, I would say, the RTM component that they actually have in many of the different airports across the United States and specifically concert that they have, we saw that as being strategic in nature and a real complement to the advertisers that are already buying with us already. So yes, we are planning on continuing to find opportunistic opportunities like ReachTV, but we felt like this one was definitely important for our platform.
Operator
And your next question comes from the line of Michael Kupinski with NOBLE Capital Markets.
Michael A. Kupinski
NOBLE Capital Markets, Inc., Research Division
Just a couple of questions. You indicated that there was $2.1 million in revenue from new verticals in the buy-side in the latest quarter. And if I just extract that revenue out in the quarter, it seems like there's quite a bit of attrition. And I was just wondering if you can maybe provide a little color on where we saw the weakness. Was it particular customers, verticals? Maybe just add some color there.
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. So for us, the way that we viewed it, we definitely are going after new verticals. We're taking a strategy of going after larger customers and purposely avoiding customers that might be a little bit smaller in nature just due to the churn and internal resources that's required to manage. So strategically, we saw it as being valuable to go after different industries and different verticals and go after larger customers in those industries.
Michael A. Kupinski
NOBLE Capital Markets, Inc., Research Division
And did those larger customers then have higher margin, I would assume? Or maybe can you give us a flavor on what those larger customers brought to the table?
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. They bring more stability as they are performance-based customers. And so therefore, it's tied directly to results and then we like holding ourselves accountable to deliver on performance. So be a performance-based marketing and be a performance-based clients, we view those as being stickier in the long run.
Michael A. Kupinski
NOBLE Capital Markets, Inc., Research Division
Got you. And then in terms of -- obviously, you guys have been aggressively rightsizing the business and focusing on your higher-margin buy-side business. I was just wondering if you can kind of give us your thoughts of when you might see the inflection point towards positive cash flow?
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. Yes. We believe 2026 is going to be a positive cash flow year for us. We continue to find optimization opportunities to reduce costs, specifically around the sell-side. We want to rightsize that business to be

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

able to baseline it and then return to growth, if you will for that business -- I mean, I'm sorry, for the sell-side. Buy-side business is quite profitable for us and continues to be -- maintain that profitability.
And so we believe really, we could keep streamlining the sell-side business as well as work on top line performance and more of this ecosystem approach, which we saw favorable results in Q3, we believe that 2026 will be a cash flow positive year for us.
Michael A. Kupinski
NOBLE Capital Markets, Inc., Research Division
I was curious, given the fact that your buy-side business carries much improved margins that -- and that with the results that you saw in this quarter, particularly the number of customers you say increased 5%, but yet revenues declined 70%. Why wouldn't you just concentrate most of your effort on the buy-side instead of trying to rebuild and put so much effort into the sell-side?
Mark D. Walker
CEO, Co-Founder & Chairman
Yes. I think what you're pointing to is just the revenue issue with the sell-side of our business. The reason we like the sell-side of the business is because once you get past the breakeven point, the operating leverage is actually quite favorable, where every incremental 20% actually falls to the bottom line. So for us, being able to figure out how to get back to profitability on the sell-side business helps the overall profitability of the entire entity, and that's really what we're going for.
Michael A. Kupinski
NOBLE Capital Markets, Inc., Research Division
And then final question. I'm sorry.
Diana P. Diaz
Corporate Secretary & CFO
Michael, a lot of the things that we've been doing with AI are allowing us to grow on the sell side without significantly increasing our fixed cost to meet that capacity. So that's the positive part of being able to generate higher revenue on the sell-side.
Michael A. Kupinski
NOBLE Capital Markets, Inc., Research Division
Fair enough. And then obviously, you made -- mention and did a lot of financings and a lot of opportunities to raise equity and so forth. Can you just kind of give us some thought about with the recent financings and so forth, where does the company stand? Are you at positive shareholder equity at this point? Or can you kind of just give us your thoughts on where you stand at this point?
Diana P. Diaz
Corporate Secretary & CFO
Yes. So we completed another conversion of debt to preferred after the end of the quarter of $10 million. So we believe we're definitely positive after the end of the quarter.
Operator
And there are no further questions at this time. Mark Walker, I turn the call back over to you.
Mark D. Walker
CEO, Co-Founder & Chairman
Thank you. And if there's no further questions, that concludes our conference for today. Thank you for participating. You may now disconnect.

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DIRECT DIGITAL HOLDINGS, INC. FQ3 2025 EARNINGS CALL NOV 06, 2025

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